As filed with the Securities and Exchange Commission on September 15, 2009

Registration No. 333-161773

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-4

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CULLEN AGRICULTURAL HOLDING CORP.

(Exact Name of Each Registrant As Specified in Its Charter)

Delaware	2020	27-0863248
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

22 Barnett Shoals Road Watkinsville, GA 30677 (307) 633-2831	Eric J. Watson, Chief Executive Officer Cullen Agricultural Holding Corp. 22 Barnett Shoals Road Watkinsville, GA 30677 (307) 633-2831
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David Alan Miller, Esq.
Jeffrey M. Gallant, Esq.
Graubard Miller
The Chrysler Building
405 Lexington Avenue
New York, New York 10174
Telephone: (212) 818-8800
Fax: (212) 818-8881

Douglas S. Ellenoff, Esq.
Kathleen L. Cerveny, Esq.
Sarah E. Williams, Esq.
Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, NY 10017
(212) 370-1300
(212) 370-7889 – Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the merger contemplated by the merger agreement described in the included proxy statement/prospectus have been satisfied or waived.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ Do not check if a smaller reporting company	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered(1)	Amount Being Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Shares of common stock(3)	69,000,000	$9.68	$667,920,000	$37,269.94
Warrants to purchase shares of common stock(3)	74,000,000	$0.18	$13,320,000	$743.26
Shares of common stock underlying the Warrants(3)(4)	74,000,000	$9.68	$716,320,000	$37,269.94
Shares of common stock(5)	455,000	$9.68	$4,404,400	$245.77
Total Fee Due			$1,401,964,400	$75,528.91	(6)

(1)	All securities being registered are issued by Cullen Agricultural Holding Corp. (“CAH”), a Delaware corporation. In connection with the merger of (i) Triplecrown Acquisition Corp. (“Triplecrown”), a publicly-traded Delaware corporation, with and into CAH and (ii) CAT Merger Sub, Inc., a wholly owned subsidiary of CAH, with and into Cullen Agricultural Technologies Inc. (“Cullen Agritech”), a Georgia corporation, as described in the proxy statement/prospectus forming a part of this registration statement, all of the outstanding common stock and warrants of Triplecrown will be converted into like securities of CAH, on a one-for-one basis. As a result of the mergers and related transactions, CAH will become the public company, and the current security holders of Triplecrown will become security holders of CAH.
(2)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $55.80 per $1,000,000 of the proposed maximum aggregate offering price.
(3)	Shares of common stock and warrants that will be issued to holders of securities of Triplecrown upon consummation of the transactions described in footnote 1 above.
(4)	Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions or as a result of the anti-dilution provisions contained in the warrants.
(5)	Shares of common stock that will be issued to two consultants of Triplecrown upon consummation of the transactions described in footnote 1 above.
(6)	The filing fee has previously been paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This amendment is being filed solely to file certain exhibits to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

The amended and restated certificate of incorporation of Triplecrown Acquisition Corp. (“Triplecrown”) and the certificate of incorporation of Cullen Agricultural Holding Corp. (“CAH”) provide that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by Triplecrown and CAH to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Triplecrown’s directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, Triplecrown has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Triplecrown will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by Triplecrown is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Ninth of Triplecrown’s amended and restated certificate of incorporation and Paragraph B of Article Seventh of CAH’s certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Triplecrown’s and CAH’s bylaws further provide that any indemnification shall be made by Triplecrown only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made: (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by stockholders.

Pursuant to Triplecrown’s bylaws, Triplecrown also maintains a directors’ and officers’ insurance policy which insures the directors and officers of Triplecrown against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the bylaws or otherwise.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization, dated as of September 4, 2009, by and among Triplecrown Acquisition Corp., Cullen Agricultural Holding Corp., Cullen Agricultural Technologies Inc., Triplecrown Merger Sub and Cullen Inc. Holdings Ltd. (included as Annex A to the proxy statement/prospectus).+
3.1	Amended and Restated Certificate of Incorporation of Cullen Agricultural Holding Corp. (included as Annex B to the proxy statement/prospectus).
3.2	Bylaws of Cullen Agricultural Holding Corp. (included as Annex C to the proxy statement/prospectus).
4.1	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and Triplecrown Acquisition Corp.(2)
4.2	Specimen Common Stock Certificate of Cullen Agricultural Holding Corp.***
4.3	Specimen Warrant Certificate of Cullen Agricultural Holding Corp.***
4.4	Amendment No. 1 to Warrant Agreement between Continental Stock Transfer & Trust Company, Triplecrown Acquisition Corp. and Cullen Agricultural Holding Corp.***
5.1	Form of Opinion of Graubard Miller.***
8.1	Tax opinion of Graubard Miller (included as Annex F to the proxy statement/prospectus).*
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and Triplecrown Acquisition Corp.(2)
10.2	Form of Stock Escrow Agreement between Triplecrown Acquisition Corp., Continental Stock Transfer & Trust Company and the Triplecrown Founders.(2)
10.3	Form of Subscription Agreement among Triplecrown Acquisition Corp., Graubard Miller and each of Triplecrown Founders.(2)
10.4	Form of Lockup (included as Annex J to the proxy statement/prospectus).
10.5	Employment Agreement between Natural Dairy, Inc. and Dr. Richard Watson (included as Annex D to the proxy statement/prospectus).
10.6	Deed of Acknowledgement relating to Intellectual Property***
10.7	Strategic Cooperation Agreement***
21.1	Subsidiaries of Cullen Agricultural Holding Corp.***
23.1	Consent of Marcum, LLP.***
23.2	Consent of Marcum, LLP.***
23.3	Consent of Marcum, LLP.***
99.1	Consent of (Director nominee)**
99.2	Consent of (Director nominee)**
99.3	Consent of (Director nominee)**
99.4	Consent of (Director nominee)**
99.5	Consent of (Director nominee)**
99.6	Form of Stockholder Proxy Card of Triplecrown Acquisition Corp.***
99.7	Form of Warrantholder Proxy Card of Triplecrown Acquisition Corp.***

+	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.
*	Filed herewith
**	To be filed by amendment
***	Previously filed
(1)	Incorporated by reference to Triplecrown Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on May 13, 2009.
(2)	Incorporated by reference to Triplecrown Acquisition Corp.’s Registration Statement on Form S-1 or amendments thereto (SEC File Nos. 333-144523 and 333-146850).

Item 22. Undertakings.

CAH hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(5) That for the purpose of determining any liability of the registrant under the Securities Act of 1933 to any purchaser in an initial distribution of securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watkinsville, State of Georgia, as of September 15, 2009.

CULLEN AGRICULTURAL HOLDING CORP.
By: /s/ Eric J. Watson Eric J. Watson Chief Executive Officer (Principal executive officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric J. Watson and Paul Vassilakos, acting singly, his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this proxy statement/prospectus and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

Name	Position	Date
/s/ Eric J. Watson Eric J. Watson	Chief Executive Officer, Secretary, Treasurer and Sole Director (Principal Executive Officer and Principal Accounting and Financial Officer)	September 15, 2009

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization, dated as of September 4, 2009, by and among Triplecrown Acquisition Corp., Cullen Agricultural Holding Corp., Cullen Agricultural Technologies Inc., Triplecrown Merger Sub and Cullen Inc. Holdings Ltd. (included as Annex A to the proxy statement/prospectus).+
3.1	Amended and Restated Certificate of Incorporation of Cullen Agricultural Holding Corp. (included as Annex B to the proxy statement/prospectus).
3.2	Bylaws of Cullen Agricultural Holding Corp. (included as Annex C to the proxy statement/prospectus).
4.1	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and Triplecrown Acquisition Corp.(2)
4.2	Specimen Common Stock Certificate of Cullen Agricultural Holding Corp.***
4.3	Specimen Warrant Certificate of Cullen Agricultural Holding Corp.***
4.4	Amendment No. 1 to Warrant Agreement between Continental Stock Transfer & Trust Company, Triplecrown Acquisition Corp. and Cullen Agricultural Holding Corp.***
5.1	Form of Opinion of Graubard Miller.***
8.1	Tax opinion of Graubard Miller (included as Annex F to the proxy statement/prospectus).*
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and Triplecrown Acquisition Corp.(2)
10.2	Form of Stock Escrow Agreement between Triplecrown Acquisition Corp., Continental Stock Transfer & Trust Company and the Triplecrown Founders.(2)
10.3	Form of Subscription Agreement among Triplecrown Acquisition Corp., Graubard Miller and each of Triplecrown Founders.(2)
10.4	Form of Lockup (included as Annex J to the proxy statement/prospectus).
10.5	Employment Agreement between Natural Dairy, Inc. and Dr. Richard Watson (included as Annex D to the proxy statement/prospectus).
10.6	Deed of Acknowledgement relating to Intellectual Property***
10.7	Strategic Cooperation Agreement***
21.1	Subsidiaries of Cullen Agricultural Holding Corp.***
23.1	Consent of Marcum, LLP.***
23.2	Consent of Marcum, LLP.***
23.3	Consent of Marcum, LLP.***
99.1	Consent of (Director nominee)**
99.2	Consent of (Director nominee)**
99.3	Consent of (Director nominee)**
99.4	Consent of (Director nominee)**
99.5	Consent of (Director nominee)**
99.6	Form of Stockholder Proxy Card of Triplecrown Acquisition Corp.***
99.7	Form of Warrantholder Proxy Card of Triplecrown Acquisition Corp.***

+	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.
*	Filed herewith
**	To be filed by amendment
***	Previously filed
(1)	Incorporated by reference to Triplecrown Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on May 13, 2009.
(2)	Incorporated by reference to Triplecrown Acquisition Corp.’s Registration Statement on Form S-1 or amendments thereto (SEC File Nos. 333-144523 and 333-146850).